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                                                             EXHIBIT NO. 99.1(e)

                               MFS SERIES TRUST II

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         The undersigned, being a majority of the Trustees of MFS Series Trust II (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated February 3, 1995, as amended (the "Declaration"), acting pursuant to Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS Capital Growth Fund shall be redesignated as MFS Large Cap Growth Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of August, 1997.

A. KEITH BRODKIN                                     WALTER E. ROBB, III
---------------------------                          -------------------
A. Keith Brodkin                                     Walter E. Robb, III
76 Farm Road                                         35 Farm Road
Sherborn, MA  01770                                  Sherborn,  MA  01770

RICHARD B. BAILEY                                    ARNOLD D. SCOTT
---------------------------                          ----------------
Richard B. Bailey                                    Arnold D. Scott
63 Atlantic Avenue                                   20 Rowes Wharf
Boston,  MA  02110                                   Boston, MA  02110

MARSHALL N. COHAN                                    JEFFREY L. SHAMES
---------------------------                          ----------------
Marshall N. Cohan                                    Jeffrey L. Shames
2524 Bedford Mews Drive                              38 Lake Avenue
Wellington,  FL  33414                               Newton, MA  02159

LAWRENCE H. COHN                                     J. DALE SHERRATT
---------------------------                          ----------------
Lawrence H. Cohn                                     J. Dale Sherratt
45 Singletree Road                                   86 Farm Road
Chestnut Hill,  MA  02167                            Sherborn, MA  01770

SIR J. DAVID GIBBONS                                 WARD SMITH
---------------------------                          ----------------
Sir J. David Gibbons                                 Ward Smith
"Leeward"                                            36080 Shaker Blvd
5 Leeside Drive                                      Hunting Valley, OH 44022
"Point Shares"
Pembroke,  Bermuda  HM  05

ABBY M. O'NEILL
---------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay,  NY  11771